Exhibit 99.1

NEWS RELEASE

4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FIRST QUARTER 2024 RESULTS

Boca Raton, Fla. – May 7, 2024 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a leading provider of support services for secure facilities, processing centers, and reentry centers, as well as enhanced in-custody rehabilitation, post-release support, and electronic monitoring programs, reported today its financial results for the first quarter 2024.

First Quarter 2024 Highlights

•	Total revenues of $605.7 million

•	Net Income of $22.7 million

•	Adjusted EBITDA of $117.6 million

For the first quarter 2024, we reported net income of $22.7 million, compared to $28.0 million for the first quarter 2023. We reported total revenues for the first quarter 2024 of $605.7 million compared to $608.2 million for the first quarter 2023. We reported first quarter 2024 Adjusted EBITDA of $117.6 million, compared to $130.9 million for the first quarter 2023.

George C. Zoley, Executive Chairman of GEO, said, “During the first quarter of 2024, our diversified business units continued to deliver strong operational and financial performance. We are pleased that our steady results and our multiyear strategy to deleverage our balance sheet successfully positioned GEO to refinance substantially all our debt. Our recent successful refinancing has lowered our average cost of debt and has given us greater flexibility to evaluate options to potentially return capital to shareholders. We remain focused on the disciplined allocation of capital to enhance long-term value for our shareholders.”

Financial Guidance

Today, we updated our initial financial guidance for 2024. For the full year 2024, we expect Net Income to be in a range of $55 million to $75 million on annual revenues of approximately $2.4 billion and reflecting an effective tax rate of approximately 20 percent, inclusive of known discrete items. Our full-year 2024 guidance reflects an $86 million loss on extinguishment of debt, pre-tax, as a result of our refinancing transactions during the second quarter of 2024. We expect full year 2024 Adjusted EBITDA to be between $485 million and $515 million.

For the second quarter of 2024, we expect a Net Loss in a range of $27 million to $30 million as a result of the $86 million loss on extinguishment of debt, pre-tax, during the second quarter of 2024. We expect second quarter 2024 revenues to be in a range of $600 million to $610 million. We expect second quarter 2024 Adjusted EBITDA to be in a range of $119 million to $125 million.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Recent Developments

On March 12, 2024, we announced that our wholly-owned subsidiary, GEO Transport, Inc. (“GTI”) has been awarded a five-year contract, inclusive of option periods, to provide air operations support services on behalf of U.S. Immigration and Customs Enforcement (“ICE”), as a subcontractor to CSI Aviation, Inc. (“CSI Aviation”) which has been selected by ICE as the prime contractor. CSI Aviation is a veteran-owned aviation services company, founded in 1979, with a long-standing record as a leading provider of aviation support services to the U.S. federal government. GTI first began providing air operations support services to ICE as a subcontractor to CSI Aviation, under a nine-month emergency contract starting in July of 2023. The new five-year contract is expected to generate approximately $25 million in annualized revenues for GEO.

Debt Refinancing

On April 18, 2024, we closed a private offering of $1.275 billion aggregate principal amount of senior notes, comprised of $650.0 million aggregate principal amount of 8.625% senior secured notes due 2029 (the “Secured Notes”) and $625.0 million aggregate principal amount of 10.25% senior unsecured notes due 2031 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”), exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed by GEO’s domestic subsidiaries that are guarantors under a new senior secured credit facility and outstanding senior notes. We also closed a new five-year $450.0 million Term Loan B (the “Term Loan”), bearing interest at SOFR plus 5.25%, under a new $760.0 million senior secured credit facility. The new senior secured credit facility also includes a five-year revolving line of credit for $310.0 million.

The offering of the Notes and the new Term Loan resulted in net proceeds of approximately $1.67 billion, after deducting the initial purchasers’ discount and estimated expenses payable by GEO. We used the net proceeds of the offering of the Notes, borrowings under the new Term Loan, and cash on hand to refinance approximately $1.5 billion of existing indebtedness, including to fund the repurchase, redemption or other discharge of our Tranche 1 Term Loan and Tranche 2 Term Loan under our prior senior credit facility, the 9.50% senior second lien secured notes, the 10.50% senior second lien secured notes, and the 6.00% senior notes due 2026, to pay related premiums, transaction fees and expenses, and for general corporate purposes. On May 6, 2024, we also retired $177.1 million principal amount of the 6.50% exchangeable senior notes due 2026 issued by GEO Corrections Holdings, Inc., using $177.1 million in cash and approximately 9.8 million shares of GEO common stock.

Conference Call Information

We have scheduled a conference call and webcast for today at 11:00 AM (Eastern Time) to discuss our first quarter 2024 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available through May 14, 2024, at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 2879740.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

About The GEO Group

The GEO Group, Inc. (NYSE: GEO) is a leading diversified government service provider, specializing in design, financing, development, and support services for secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO’s diversified services include enhanced in-custody rehabilitation and post-release support through the award-winning GEO Continuum of Care®, secure transportation, electronic monitoring, community-based programs, and correctional health and mental health care. GEO’s worldwide operations include the ownership and/or delivery of support services for 100 facilities totaling approximately 81,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 18,000 employees.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Adjusted Net Income, and Net Income to EBITDA and Adjusted EBITDA, along with supplemental financial and operational information on GEO’s business and other important operating metrics. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure – Important Information on GEO’s Non-GAAP Financial Measures

Adjusted Net Income, EBITDA, and Adjusted EBITDA are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Net Debt, Net Leverage, and Adjusted EBITDA. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period.

While we have provided a high level reconciliation for the guidance ranges for full year 2024, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Net Debt is defined as gross principal debt less cash from restricted subsidiaries. Net Leverage is defined as Net Debt divided by Adjusted EBITDA.

EBITDA is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, start-up expenses, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, other non-cash revenue and expenses, pre-tax, and certain other adjustments as defined from time to time.

Given the nature of our business as a real estate owner and operator, we believe that EBITDA and Adjusted EBITDA are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures, and to fund other cash needs or reinvest cash into our business.

We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income.

The adjustments we make to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance.

EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Adjusted Net Income is defined as net income attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented loss on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, ATM equity program expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to net income attributable to GEO.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding GEO’s financial guidance for the full year and second quarter of 2024, statements regarding GEO’s focus on reducing net debt, deleveraging its balance sheet, and positioning itself to explore options to return capital to shareholders. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2024 given the various risks to which its business is exposed; (2) GEO’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to GEO, and on the timeline it expects or at all; (3) GEO’s ability to identify and successfully complete any potential sales of company-owned assets and businesses on commercially advantageous terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (7) any continuing impact of the COVID-19 global pandemic on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (8) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of any continuing impact of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (9) fluctuations in GEO’s operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in GEO’s operating costs; (10) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (11) GEO’s ability to address inflationary pressures related to labor related expenses and other operating costs; (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; and (17) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of GEO’s control.

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

First quarter 2024 financial tables to follow:

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of March 31, 2024	As of December 31, 2023
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$126,497	$93,971
Accounts receivable, less allowance for doubtful accounts	356,717	390,023
Prepaid expenses and other current assets	48,276	44,511

Total current assets	$531,490	$528,505
Restricted Cash and Investments	141,378	135,968
Property and Equipment, Net	1,929,012	1,944,278
Operating Lease Right-of-Use Assets, Net	97,318	102,204
Deferred Income Tax Assets	8,551	8,551
Intangible Assets, Net (including goodwill)	889,535	891,085
Other Non-Current Assets	87,226	85,815

Total Assets	$3,684,510	$3,696,406

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$67,822	$64,447
Accrued payroll and related taxes	89,160	64,436
Accrued expenses and other current liabilities	196,276	228,059
Operating lease liabilities, current portion	24,271	24,640
Current portion of finance lease obligations, and long-term debt	43,400	55,882

Total current liabilities	$420,929	$437,464
Deferred Income Tax Liabilities	74,872	77,369
Other Non-Current Liabilities	85,609	83,643
Operating Lease Liabilities	77,431	82,114
Long-Term Debt	1,717,048	1,725,502
Total Shareholders’ Equity	1,308,621	1,290,314

Total Liabilities and Shareholders’ Equity	$3,684,510	$3,696,406

*	all figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q1 2024	Q1 2023
	(unaudited)	(unaudited)
Revenues	$605,672	$608,209
Operating expenses	441,675	433,492
Depreciation and amortization	31,365	31,923
General and administrative expenses	53,070	50,134

Operating income	79,562	92,660
Interest income	2,474	1,168
Interest expense	(51,295)	(54,258)
Loss on extinguishment of debt	(39)	(136)

Income before income taxes and equity in earnings of affiliates	30,702	39,434
Provision for income taxes	8,071	12,362
Equity in earnings of affiliates, net of income tax provision	28	922

Net income	22,659	27,994
Less: Net loss attributable to noncontrolling interests	9	9

Net income attributable to The GEO Group, Inc.	$22,668	$28,003

Weighted Average Common Shares Outstanding:
Basic	122,497	121,432
Diluted	130,987	125,139
Net income per Common Share Attributable to The GEO Group, Inc.** :
Basic:
Net income per share — basic	$0.15	$0.19

Diluted:
Net income per share — diluted	$0.14	$0.19

*	All figures in ‘000s, except per share data
**

In accordance with U.S. GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Per Diluted Share.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

Reconciliation of Net Income to EBITDA and Adjusted EBITDA, and Net Income Attributable to GEO to Adjusted Net Income*

(Unaudited)

	Q1 2024	Q1 2023
	(unaudited)	(unaudited)
Net Income	$22,659	$27,994
Add:
Income tax provision **	8,199	12,541
Interest expense, net of interest income ***	48,860	53,226
Depreciation and amortization	31,365	31,923

EBITDA	$111,083	$125,684

Add (Subtract):
Net loss attributable to noncontrolling interests	9	9
Stock based compensation expenses, pre-tax	5,656	5,578
Start-up expenses, pre-tax	492	—
ATM equity program expenses, pre tax	264	—
Close-out expenses, pre-tax	488	—
Other non-cash revenue & expenses, pre-tax	(349)	(355)

Adjusted EBITDA	$117,643	$130,916

Net Income attributable to GEO	$22,668	$28,003
Add (Subtract):
Loss on extinguishment of debt, pre-tax	39	136
Start-up expenses, pre-tax	492	—
ATM equity program expenses, pre tax	264	—
Close-out expenses, pre-tax	488	—
Tax effect of adjustment to net income attributable to GEO (1)	(323)	(34)

Adjusted Net Income	$23,628	$28,105

Weighted average common shares outstanding—Diluted	130,987	125,139

Adjusted Net Income per Diluted share	0.18	0.22

*	all figures in ‘000s, except per share data.
**	including income tax provision on equity in earnings of affiliates.
***	includes loss on extinguishment of debt.
(1)	Tax adjustment related to loss on extinguishment of debt, start-up expenses, ATM equity program expenses, and close-out expenses.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

NEWS RELEASE

2024 Outlook/Reconciliation (1)

(In thousands, except per share data)

(Unaudited)

	FY 2024
Net Income Attributable to GEO	$55,000	to	$75,000
Net Interest Expense	185,000		190,000
Loss on Extinguishment of Debt, pre-tax	86,000		86,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	15,000		19,000
Depreciation and Amortization	125,500		126,500
Non-Cash Stock Based Compensation	18,500		18,500

Adjusted EBITDA	$485,000	to	$515,000

Net Income Attributable to GEO Per Diluted Share	$0.40	to	$0.55
Adjusted Net Income Per Diluted Share	$0.87		$1.02
Weighted Average Common Shares Outstanding-Diluted	137,000	to	137,000
CAPEX
Growth	10,000	to	12,000
Technology	20,000		25,000
Facility Maintenance	45,000		48,000

Capital Expenditures	75,000	to	85,000

Total Debt, Net	$1,675,000		$1,625,000
Total Leverage, Net	3.4		3.2

(1)	Total Net Leverage is calculated using the midpoint of Adjusted EBITDA guidance range.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations